Exhibit 5.4

Suite 2200 1201 Third Avenue Seattle, WA 98101 206.622.3150 tel 206.757.7700 fax dwt.com

October 24, 2014

William Lyon Homes

            and

William Lyon Homes, Inc.

4695 MacArthur Court, 8th Floor

Newport Beach, California 92660

Re:	Registration Statement on Form S-3 dated September 17, 2014

SEC File No. 333-198793

Ladies and Gentlemen:

We have acted as special counsel to certain subsidiaries identified on Schedule A hereto (the “Covered Subsidiaries”) of William Lyon Homes, a Delaware corporation (“Parent”), and William Lyon Homes, Inc., a California corporation (“California Lyon”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of the above referenced registration statement dated September 17, 2014 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”). The Registration Statement provides that the Base Prospectus will be supplemented by one or more prospectus supplements (each such prospectus supplement, and together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issue and sale by Parent and the other registrants identified in the Registration Statement of up to $600,000,000 offering price of (i) certain debt securities to be issued by Parent (the “Parent Debt Securities”) in one or more series pursuant to an Indenture, in the form filed as Exhibit 4.1 to the Registration Statement, to be entered into between Parent and U.S. Bank National Association (the “Trustee”), and one or more supplements or officer’s certificates thereto or resolutions of the Board of Directors of Parent, in each case establishing the terms of each such series (collectively, the “Parent Indenture”), (ii) certain debt securities to be issued in one or more series by California Lyon (the “California Lyon Debt Securities,” and, together with the Parent Debt Securities, the “Debt Securities”) to be issued pursuant to an Indenture, in the form filed as Exhibit 4.1 to the Registration Statement, to be entered into between California Lyon and the Trustee, and one or more supplements or officer’s certificates thereto or resolutions of the Board of Directors of California Lyon, in each case establishing the terms of each such series (collectively, the “California Lyon Indenture,” and, together with the Parent Indenture, the “Indentures”), and (iii) guarantees of (x) the Parent Debt Securities (the “Parent Guarantees”) by California Lyon, one or more of the Covered Subsidiaries, and certain other direct and indirect

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subsidiaries of Parent identified on Schedule B (the “Additional Subsidiaries,” and, in their collective capacity as guarantors of the Debt Securities, the “Additional Guarantors,” and collectively with the Covered Subsidiaries, the “Guarantors”), and (y) the guarantees of the California Lyon Debt Securities (the “California Lyon Guarantees” and together with the Parent Guarantees, the “Guarantees”) by the Guarantors (other than California Lyon). The Registration Statement further relates to the registration for issuance and sale of certain equity securities to be issued in one or more classes or series by Parent or California Lyon (any and all such securities, the “Equity Securities”). The Guarantees (including any guarantees of the Debt Securities by any of the Covered Subsidiaries that may be registered pursuant to any subsequent registration statement that any of the Covered Subsidiaries may hereafter file (separately or in conjunction with Parent, California Lyon and the Additional Guarantors) with the Commission pursuant to Rule 462(b) under the Act in connection with an offering by Parent or California Lyon contemplated by the Registration Statement) are referred to herein collectively as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

We have examined such matters of fact and questions of law as we have deemed appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Covered Subsidiaries and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Washington Limited Liability Company Act (as to the Guarantors identified in Schedule A as the “Washington Guarantors”) and the Oregon Limited Liability Company Act (as to the Guarantor identified in Schedule A as the “Oregon Guarantor”), and other laws of the States of Washington and Oregon. Other than for the laws of the states of Washington (in the case of the Washington Guarantors) and Oregon (as to the Oregon Guarantor), we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws. We further express no opinion as to any matters of federal law (other than the Act as specifically referenced herein), any municipal law or the laws of any local agencies within any state (including local laws and local agencies of Oregon and Washington). With respect to matters governed by the laws of jurisdictions other than the States of Oregon and Washington, including without limitation the validity, authorization, execution, issuance, enforceability and interpretation of the Debt Securities, and as to all matters pertaining to the Equity Securities, we advise you that those matters are being passed upon by Latham & Watkins LLP, and to the extent we have deemed appropriate, we have relied upon the opinion of Latham & Watkins LLP as to such matters.

1.

When the Parent Indenture has been duly authorized, executed and delivered by all necessary corporate action of Parent, and when the specific terms of a particular series of Parent Debt Securities have been duly established in accordance with the terms of the Parent Indenture and authorized by all necessary corporate action of Parent, and such Parent Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in

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accordance with the terms of the Parent Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, and when the specific terms of a particular Parent Guarantee of such series of Parent Debt Securities by a Covered Subsidiary have been duly established in accordance with such Parent Indenture and authorized by all necessary corporate, limited liability company or partnership action of such Covered Subsidiary, as applicable, and when a supplement to the Parent Indenture providing for such Parent Guarantee has been duly authorized by all necessary limited liability company action of such Covered Subsidiary, and when such Parent Guarantee has been duly executed, issued and delivered in accordance with the Parent Indenture and such supplement to the Parent Indenture and in the manner contemplated by the applicable Prospectus and such limited liability company, such Parent Guarantee will be a legally valid and binding obligation of such Covered Subsidiary, enforceable against such Covered Subsidiary in accordance with its terms.

2.	When the California Lyon Indenture has been duly authorized, executed and delivered by all necessary corporate action of California Lyon, and when the specific terms of a particular series of California Lyon Debt Securities have been duly established in accordance with the terms of the California Lyon Indenture and authorized by all necessary corporate action of California Lyon, and such California Lyon Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the California Lyon Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, and when the specific terms of a particular California Lyon Guarantee of such series of California Lyon Debt Securities by a Covered Subsidiary have been duly established in accordance with such California Lyon Indenture and authorized by all necessary limited liability company action of such Covered Subsidiary, and when a supplement to the California Lyon Indenture providing for such California Lyon Guarantee has been duly authorized by all necessary limited liability company action of such Covered Subsidiary, and when such California Lyon Guarantee has been duly executed, issued and delivered in accordance with the California Lyon Indenture and such supplement to the California Lyon Indenture and in the manner contemplated by the applicable Prospectus and such corporate, limited liability company or partnership action, as applicable, such California Lyon Guarantee will be a legally valid and binding obligation of such Covered Subsidiary, enforceable against such Covered Subsidiary in accordance with its terms.

We have been engaged for the limited purpose of rendering the opinions herein. Except as expressly set forth herein, we have not undertaken any independent investigation in support of the opinions expressed in this letter and we have relied solely upon our review of the foregoing documents in rendering the same. We have assumed the genuineness of all signatures, the authenticity of documents, certificates and records submitted to us as originals, the conformity to the originals of all documents, certificates and records submitted to us as certified or reproduction copies, the legal capacity of all natural persons executing documents, certificates and records, and the completeness and accuracy as of the date of this opinion letter of the information contained in such documents, certificates and records.

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Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief.

With your consent, we have assumed (a) that each of the Debt Securities and the Guarantees and the Indentures governing such Securities (collectively, the “Documents”) has been or will be duly authorized, executed and delivered by the parties thereto, (b) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Covered Subsidiaries, enforceable against each of them in accordance with their respective terms, and (c) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion letter is delivered as of its date and without any undertaking to advise you of any changes of law or fact that occur after the date of this opinion letter even though the changes may affect a legal analysis or conclusion or an information confirmation in this opinion letter.

Very truly yours,

/s/ Davis Wright Tremaine, LLP

October 24, 2014 Page 5

Schedule A

Covered Subsidiaries

Washington Subsidiaries

460 Central, L.L.C., a Washington limited liability company

Baseline Woods SFD I, L.L.C., a Washington limited liability company

Baseline Woods SFD II, L.L.C., a Washington limited liability company

Baseline Woods West, L.L.C., a Washington limited liability company

Bethany Creek Falls, L.L.C, a Washington limited liability company

Brownstone At Issaquah Highlands, L.L.C., a Washington limited liability company

Bryant Heights, L.L.C., a Washington limited liability company

Bull Mountain Ridge, L.L.C., a Washington limited liability company

Calais At Villebois, L.L.C., a Washington limited liability company

Cascadian King Company, L.L.C., a Washington limited liability company

Cascara At Redmond Ridge, L.L.C., a Washington limited liability company

Cedar Falls Way LLC, a Washington limited liability company

Cornelius Pass Townhomes, L.L.C., a Washington limited liability company

Edgewater Tualatin, L.L.C., a Washington limited liability company

Grande Pointe At Villebois, L.L.C., a Washington limited liability company

High Point III, L.L.C., a Washington limited liability company

Highcroft at Sammamish, L.L.C., a Washington limited liability company

Issaquah Highlands Investment Fund, L.L.C., a Washington limited liability company

Les Bois At Villebois, L.L.C., a Washington limited liability company

Mill Creek Terrace, L.L.C., a Washington limited liability company

Murray & Weir SFD, L.L.C., a Washington limited liability company

October 24, 2014 Page 6

Orenco Woods SFD, L.L.C., a Washington limited liability company

Peasley Canyon Homes, L.L.C., a Washington limited liability company

PNW Cascadian Company, L.L.C., a Washington limited liability company

Polygon At Brenchley Estates, L.L.C., a Washington limited liability company

Polygon At Sunset Ridge, L.L.C., a Washington limited liability company

Polygon At Villebois II, L.L.C., a Washington limited liability company

Polygon At Villebois III, L.L.C., a Washington limited liability company

Polygon At Villebois IV, L.L.C., a Washington limited liability company

Polygon At Villebois V, L.L.C., a Washington limited liability company

Polygon Northwest Company, L.L.C., a Washington limited liability company

Polygon Paymaster, L.L.C., a Washington limited liability company

Ridgeview Townhomes, L.L.C., a Washington limited liability company

Riverfront MF, L.L.C., a Washington limited liability company

Riverfront SF, L.L.C., a Washington limited liability company

Silverlake Center, L.L.C., a Washington limited liability company

Spanaway 230, L.L.C., a Washington limited liability company

Sparrow Creek, L.L.C., a Washington limited liability company

The Reserve At Maple Valley, L.L.C., a Washington limited liability company

The Reserve At North Creek, L.L.C., a Washington limited liability company

Twin Creeks At Cooper Mountain, L.L.C., a Washington limited liability company

Viewridge At Issaquah Highlands, L.L.C., a Washington limited liability company

W.R. Townhomes F, L.L.C., a Washington limited liability company

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Oregon Subsidiary

Cascadian South L.L.C., an Oregon limited liability company

October 24, 2014 Page 8

Schedule B

Additional Guarantors

1. California Equity Funding, Inc., a California corporation

2. PH-LP Ventures, a California corporation

3. Duxford Financial, Inc., a California corporation

4. Sycamore CC, Inc., a California corporation

5. Presley CMR, Inc., a California corporation

6. PH-Rielly Ventures, a California corporation

7. HSP Inc., a California corporation

8. PH Ventures-San Jose, a California corporation

9. Presley Homes, a California corporation

10. WLH Enterprises, a California general partnership

11. Lyon East Garrison Company I, LLC, a California limited liability company

12. Lyon Waterfront LLC, a Delaware limited liability company

13. Polygon WLH LLC, a Delaware limited liability company

14. William Lyon Southwest, Inc., an Arizona corporation

15. Circle G at the Church Farm North Joint Venture, LLC, an Arizona limited liability company

16. Mountain Falls, LLC, a Nevada limited liability company

17. Mountain Falls Golf Course, LLC, a Nevada limited liability company